Exhibit 99.1

Lifeway Issues Letter to Shareholders Regarding Dissident Director Nominees, Revealing Disqualifying Track Records and Ethical Failures

Highly concerning nominee backgrounds underscore questionable judgement by Edward Smolyansky and George Sent, Managing Director of

Cascadia Capital

Edward and Ludmila Smolyansky’s personal liquidity needs may be behind their demands for a quick sale of Lifeway at any price

MORTON GROVE, Ill., December 1, 2025 — Lifeway Foods, Inc. (NASDAQ: LWAY) (“Lifeway” or the “Company”), a leading U.S. supplier of kefir and fermented probiotic products, today issued the following statement in response to Edward Smolyansky’s (the “Dissident”) intent to nominate George Sent, Managing Director of Cascadia Capital, and the Dissident (the “Dissident Nominees”) for election to the Company’s Board of Directors:

Dear Fellow Shareholders,

The track record of the Dissident Nominees demonstrates they are unfit to serve on the Company’s Board of Directors and lead the Company and pose a clear risk to shareholder value.

The Dissident Nominees have disqualifying issues raising ethical concerns.

•	Ed Smolyansky:
o	Terminated for cause as Lifeway’s COO in 2022
o	Intoxicated on multiple occasions during the performance of his duties while an employee and director of Lifeway
o	Subject to an emergency protection order prohibiting him from communicating with or going near Lifeway’s CEO, Julie Smolyansky
o	Founded a direct competitor of Lifeway
o	Defaulted on a $10.4 million mortgage
o	Created multiple false social media accounts to post negative false statements about Lifeway, including while he was serving as a Director of Lifeway

•	Ludmila Smolyansky, the Dissident’s mother, with whom the Dissident files Schedule 13Ds and votes:
o	Facing over $2.3 million in federal and state tax liens

George Sent, Managing director of Cascadia Capital

As Lifeway’s former Lead Independent Director and Chair of the special committee that investigated the Dissident’s misconduct and recommended removing several of his titles and responsibilities, the Mr. Sent’s sudden willingness to align himself with the Dissident is a disturbing reversal of principle that underscores questionable judgment and deeply concerning ethics.

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The Dissident’s personal financial distress and that of Ludmila Smolyansky, his mother, and the limited amount of shares they can sell in the aggregate each calendar year seem to be fueling their demands for a sale of the Company at any price and could cause the Dissident Nominees to vote in ways that help the Dissident and his mother personally but are not in the best interests of other shareholders.

The Dissident and his mother have repeatedly advocated for a sale of the Company, including after the stock closed at $5.07 per share on February 18, 2022, which is well below both the Company’s current share price.

The Dissident’s default on a $10.4 million mortgage in 2025 and federal and state tax liens against Ludmila Smolyansky, Dissident’s mother, among other debts, may have led Dissident and his mother to push for a quick sale of Lifeway at any price. In fact, the first of Ludmila Smolyansky’s $2.3 million in federal and state tax liens was filed about a year before she and the Dissident initially demanded that Lifeway run a sale process in 2022.[i]

In the last five years, neither the Dissident nor Ludmila Smolyansky has purchased a single share of Lifeway common stock. Instead, they have sold a total of more than 2.5 million shares of Lifeway common stock, including sales of more than 1.1 million shares at prices below $8.00 per share.[ii]

The Dissident has not secured employment since his removal from Lifeway and claims to have made a substantial investment in a new venture he has alternated between calling “a joke” and describing as a kefir company intended to compete directly with Lifeway. In addition, he has created multiple false social media accounts which he used to post negative false statements about Lifeway, including while he was a member of Lifeway’s Board of Directors. This pattern of contradictory statements, misinformation, and demonstrated financial irresponsibility raises grave concerns about his fitness to serve as a fiduciary, his ability to act in the best interests of all shareholders rather than himself and his mother, and his judgment in overseeing any public company. Even more troubling is that George Sent of Cascadia Capital has chosen to align himself with the Dissident despite this highly concerning information being readily available in the public record.

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[i] Source: Marion County Tax Warrant 30633661 for $93.48, filed December 29, 2022; Department of the Treasury – Internal Revenue Service, Notice of Federal Tax Lien, Serial Number 464502222 for $649,758, dated December 19, 2022; Illinois Department of Revenue, Notice of Tax Lien, Lien ID 76443 for $188,054.20, dated October 21, 2022; Department of the Treasury – Internal Revenue Service, Notice of Federal Tax Lien, Serial Number 447760322 for $730,269.35, dated January 12, 2022; Department of the Treasury – Internal Revenue Service, Notice of Federal Tax Lien, Serial Number 438465121 for $756,414.23.

[ii] Source: SEC filings.

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Institutional Shareholder Services ISS, has warned shareholders about the Dissident’s prior director nominees including George Sent and proposals.

In its July 2025 report, Institutional Shareholder Services (“ISS”), a leading proxy advisor, recommended Lifeway shareholders “DO NOT VOTE” on all proposals put forth by the Dissident and Ludumila Smolyansky and their aligned group, including Mr. Sent. The Dissident continues to make the same arguments for change as he has in the past. It’s of concern to all shareholders that the dissident nominee George Sent a managing director of Cascadia capital, would stand for election with the dissident against ISS recommendations that are developed for the benefit of all shareholders ISS noted in connection with the Dissident’s failed consent solicitation in 2025:

•	that the dissident group “has not presented a compelling case for change” “has not presented a plan should it successfully secure a majority of board seats” for governance and operational improvement.

•	Lifeway’s “financial performance has been directionally positive” and its “share price [has] rallied over the preceding year on multiple positive earnings announcements,” with total shareholder return significantly outperforming peers in the Russell 3000 Food Producers Index.

•	The dissident group’s critiques “are generally presented without adequate context,” and the dissident group “does not clearly establish how various developments have actually impacted shareholder returns.”

•	The dissident group “has not presented a plan should it successfully secure a majority of board seats” for governance or operational improvement.

•	The dissident nominees include individuals who previously contributed to governance concerns during their past tenures at the Company.

Lifeway’s Board and management have delivered results.

•	788% total shareholder return over the past five years, dramatically outperforming peers and the S&P 500[iii]
•	~123% revenue growth since FY2019
•	The Company’s record-breaking 3rd quarter 2025 marks six years of uninterrupted quarterly net sales growth
•	The Company achieved $57.1 million in net sales in the 3rd quarter of 2025, a 29% volume-led net sales increase on a comparable basis, driven by the Company’s flagship Lifeway Kefir
•	The Company’s 3rd quarter 2025 gross margin expansion of 300 basis points and net income growth of 19% reflects the Company’s disciplined operational execution

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[iii] Source: Bloomberg data; covers the five-year period ended September 23, 2024, the last full trading day before Danone North America PBC publicly disclosed its initial unsolicited proposal to acquire all of the outstanding shares of the Company for $25.00 per share

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Lifeway’s Board is committed to refreshing the Board in a thoughtful manner replacing long serving directors and adding new directors whose skills and knowledge increase the Board’s independence, breadth of experience and effectiveness

•	In 2021 the Board added Dorri McWhorter, providing additional accounting and finance expertise, as well as experience growing a business as the CEO and adding an additional independent director.
•	In 2022 Mr. Sanchez and Mr. Dalto, each with expertise in dairy consumer products at Danone and other global entities, joined the Board and Mr. Smolyansky was not renominated for election to the Board, replacing one non-independent director with an independent one and increasing the Board again with an additional independent director.
•	In 2023 Ludmila Smolyansky, mother of Julie Smolyansky and Edward Smolyansky, was not renominated for election to the Board and ceased to serve as a director. As a result, the Board again became more independent, with only one non-independent member (the CEO).
•	In 2024, the Company’s Board refreshment proceedings were delayed to give time for the Board to review, negotiate and address various shareholder-related activities.
•	On September 30, 2025, the Company and the Danone North America PBC (“Danone”) entered into a Cooperation Agreement (the “Cooperation Agreement”).
•	Pursuant to the Cooperation Agreement:

○	In October and November 2025, the Board appointed Rachel Drori, Andee Harris, Susie Hultquist and Kirk Chartier (the “New Independent Board Members”), each of whom is (1) independent under Nasdaq rules; (2) unaffiliated with Julie Smolyansky, her spouse, the Dissident, Ludmila Smolyansky, the Company and any current director of the Company; and (3) received prior written approval from Danone;
○	The New Independent Board Members bring expertise in growing and selling businesses, accounting, finance, public company corporate governance, and expertise in the “good for you” food consumer product business, including in “good for you” drink products; and
○	Pol Sikar, the longest serving director on the Board, has not been nominated for re-election at the 2025 Annual Meeting.
○	Jason Scher, the next longest serving director on the Board will not be nominated for re-election at the 2026 Annual Meeting; and

At or prior to the 2026 Annual Meeting, the Board will be made up of a majority of New Independent Board Members.

Under the current Board as adjusted in 2026, Lifeway is well positioned for continued success, whether as an independent company or in a transaction that achieves a compelling value for Lifeway shareholders. Replacing any of the Company’s current directors with the dissident candidates is not in the best interests of Lifeway or its shareholders.

We urge you to reject the Dissidents’ solicitation on behalf of the Dissident Nominees and the Dissident’s proposal and protect the value of your investment.

Sincerely,

The Board of Directors of Lifeway

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About Lifeway Foods, Inc.

Lifeway Foods, Inc., which has been recognized as one of America’s Growth Leaders by TIME, as Dairy Foods’ Processor of the Year 2025 and one of Forbes’ Best Small Companies, is America’s leading supplier of the probiotic, fermented beverage known as kefir. In addition to its line of drinkable kefir, the Company also produces a variety of cheeses and a ProBugs® line for kids. Lifeway’s tart and tangy fermented dairy products are now sold across the United States, Mexico, Ireland, South Africa, United Arab Emirates, and France. Learn how Lifeway is good for more than just you at lifewayfoods.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, unaudited estimated net sales. These statements use words, and variations of words, such as “anticipate,” “plan,” “project,” “estimate,” “potential,” “forecast,” “will,” “continue,” “future,” “increase,” “believe,” “outlook,” “expect,” and “predict.” You are cautioned not to rely on these forward-looking statements. These forward-looking statements are made as of the date of this press release, are based on current expectations of future events and thus are inherently subject to a number of risks and uncertainties, many of which involve factors or circumstances beyond Lifeway’s control. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from Lifeway’s expectations and projections. These risks, uncertainties, and other factors include: price competition; the decisions of customers or consumers; the actions of competitors; changes in the pricing of commodities; the effects of government regulation; possible delays in the introduction of new products; and customer acceptance of products and services. A further list and description of these risks, uncertainties, and other factors can be found in Lifeway’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025 (the “2024 Form 10-K”) and Lifeway’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025. Copies of these filings are available online at https://www.sec.gov, http://lifewaykefir.com/investor-relations/. Lifeway expressly disclaims any obligation to update any forward-looking statements (including, without limitation, to reflect changed assumptions, the occurrence of anticipated or unanticipated events or new information), except as required by law.

Important Additional Information

The Company has filed a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2025 annual meeting of shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by visiting the “Investor Relations” tab of the Company’s website at http://lifewaykefir.com/investor-relations/.

Certain Information Regarding Participants in Solicitation

The Company, each of its independent directors (Kirk Chartier, Juan Carlos Dalto, Rachel Drori, Andee Harris, Susie Hultquist, Dorri McWhorter, Jason Scher and Pol Sikar) and certain of its executive officers (Julie Smolyansky, Chief Executive Officer, President and Secretary, and Eric Hanson, Chief Financial and Accounting Officer and Treasurer) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Company’s 2025 annual meeting of shareholders. Information about the names of the Company’s directors and officers, their respective interests in the Company by security holdings or otherwise, and their respective compensation is set forth in Company’s Definitive Proxy Statement on Schedule 14A for its 2025 annual meeting of shareholders, filed with the SEC on December 1, 2025, the Company’s 2024 Form 10-K and Amendment No. 1 to the 2024 Form 10-K, filed with the SEC on April 29, 2025. Copies of these filings are available free of charge online at https://www.sec.gov and http://lifewaykefir.com/investor-relations/ or by writing to the Company’s Secretary, Lifeway Foods, Inc., 6431 West Oakton St., Morton Grove, IL 60053.

Lifeway expressly disclaims any obligation to update any forward-looking statements (including, without limitation, to reflect changed assumptions, the occurrence of anticipated or unanticipated events or new information), except as required by law.

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